EXHIBIT 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

MICROCHIP TECHNOLOGY INCORPORATED
NOVEMBER 1, 1996

ADOPTION OF THE

MICROCHIP TECHNOLOGY INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN

in the form of the

FIDELITY CORPORATEplan FOR RETIREMENT
SELECT PLAN AND TRUST

WHEREAS, the Company wishes to adopt the Microchip Technology, Incorporated Supplemental Retirement Plan, effective as of January 1, 1997; and

WHEREAS, the Company reserves the authority to amend the Plan and Trust by filing with Fidelity Management Trust Company any amendments adopted by the Board of Directors;

NOW THEREFORE BE IT RESOLVED that the Company adopts the Plan and Trust in accordance with the terms set forth in the Fidelity CORPORATEplan for Retirement Select Plan and Trust documents attached hereto, including the Adoption Agreement as attached hereto (hereinafter “Plan” and/or “Trust”), all of which are made a part of the minutes of this meeting; and

FURTHER RESOLVED that the Company amends the Plan as follows:

I.  Article 7 is amended by adding at the end thereof the following new section:

7.08.  Unscheduled Withdrawal Right.  A Participant may request an unscheduled withdrawal of all or any portion of the Account (to the extent vested) before or after his termination of employment by written notice to the Employer; provided that, the amount distributable from such Participant’s Account will be reduced by ten percent (10%). This reduction will be forfeited and used to pay expenses of the Plan and Trust.  If a Participant elects an unscheduled withdrawal under this Section prior to termination of employment, the Participant shall not be permitted to elect Deferral Contributions, pursuant to Section 4.01, for a period of twenty-four (24) months following the date of such withdrawal.

II.  Section 9.04 of the Plan is amended as follows:

1.              add after the words “by the terms of the Plan” in the second to the last line of that section the following: “or Section 10 of the Trust, if directed by the Employer”; and

2.              add after the words “with the terms of the Plan” in the second and last lines of that section the following: “or Section 10 of the Trust, if directed by the Employer.”

III. Section 11.02 of the Plan is amended by adding at the end thereof the following language:

“The interpretation and construction of any provision of the Plan and the exercise of any discretion granted hereunder to the Administrator shall be final and binding on the Participants, their dependents and all other interested persons.”

FURTHER RESOLVED that the Company amends the Trust as follows:

I.  Section 7(b) of the Trust is amended by adding at the end thereof the following language:

“...; provided, however, nothing in this Agreement or in the Plan shall relieve the Trustee from responsibility or liability if the Trustee follows direction which it knows are contrary to the terms of the Agreement or the Plan or any applicable law.”

II.  Section 7(d) of the Trust is amended by adding at the end thereof the following language:

“..., or failure to perform its obligations under this Agreement, in which case the Trustee shall indemnify the Sponsor.  The provision of this Section shall survive the termination of this Agreement.  This indemnification is conditioned on the indemnifying party receiving prompt written notice of any claims requiring indemnification and being given full and complete information, authority and assistance for the defense of the same.  The indemnifying party shall not be responsible for any claim entered into by the indemnified party without its prior consent.”

III. The second sentence of Section 10 of the Trust is amended and a new sentence is added after such amended second sentence, so that these sentences read as follows:

“On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to the Plan participants or beneficiaries, if directed by the Sponsor, or if not so directed, to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. The amount and manner of distribution to the Plan participants or beneficiaries shall be specified by the Sponsor.”

FURTHER RESOLVED that the appropriate officers of the Company be, and they hereby are, authorized and directed to take such actions as may be necessary or desirable to effectuate the foregoing resolutions.

AMENDMENT TO THE

MICROCHIP TECHNOLOGY INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Microchip Technology INC. (the “Employer”) adopted the Microchip Technology INC. Supplemental Retirement Plan (the “Plan”) through adoption of the Fidelity Investments CORPORATEplan for Retirement Select Plan Basic Plan Document and Amendments (“the Basic Plan Document”), effective as of January 1, 1997, for which Fidelity Management Trust Company (the “Trustee”) serves as trustee of the trust established to hold Plan assets (the “Trust”); and

WHEREAS, the Employer desires to amend the Plan as follows effective March 31, 2003. Add the following:

1.              To Article 4.01 of the Basic Plan Document: “Each Participant may elect to execute a separate bonus deferral agreement with the Employer to reduce his Bonus by a specified percentage not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent.”

2.              To Section 1.05(a) of the Adoption Agreement: “The Employer shall allow a Bonus Deferral Contribution in accordance with Section 4.01 on behalf of each Participant who has an executed bonus deferral agreement in effect with the Employer for the Plan Year (or portion of the Plan Year) in question, not to exceed 50% of Bonus for that Plan Year.”

In witness whereof, the Employer has signed this instrument this 21st  day of March, 2003.

Microchip Technology INC.

By:	/s/ Linda Croft

Title: Manager, Employee benefits

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subsequently again becomes an eligible Employee, the individual shall resume full participation in accordance with Section 3.01.

Article 4.  Contributions.

4.01.        Deferral Contributions.  Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent.  Such agreement shall become effective on the first day of the period as set forth in the. Participant’s election.  The election will be effective to defer Compensation relating to all services performed in a Plan Year subsequent to the filing of such an election. An election once made will remain in effect until a new election is made.  A new election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date.  Amounts credited to a Participant’s account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election.  The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction.  Under no circumstances may a salary reduction agreement be adopted retroactively.  A Participant may not revoke a salary reduction agreement for a Plan year during that year.

4.02.        Matching Contributions.  If so provided by the Employer in Section 1.05(b), the Employer shall make a Matching Contribution to be credited to the account maintained on behalf of each Participant who had Deferral Contributions made on his behalf during the year and who meets the requirement, if any, of Section 1.05(b)(3).  The amount of the Matching Contribution shall be determined in accordance with Section 1.05(b).

4.03.        Time of Making Employer Contributions.  The Employer will from time to time make a transfer of assets to the Trustee for each Plan Year.  The Employer shall provide the Trustee with information on the amount to be credited to the separate account of each Participant maintained under the Trust.

Article 5.  Participants’ Accounts.

5.01.  Individual Accounts.  The Administrator will establish and maintain an Account for each Participant which will reflect Matching and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited thereto, and deemed investments made with amounts in the Participant’s Account.  The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan.  Participants will be furnished statements of their Account values at least once each Plan Year.

EXHIBT “A” TO UNANIMOUS WRITTEN CONSENT OF ADMINISTRATIVE COMMITTEE

DATED DECEMBER 9, 1999

1.03        COVERAGE

(a)           Only those Employees listed in Attachment A will be eligible to participate in the Plan.   :

(b)           The Entry Date(s) shall be (check one):

(1)            ☐ the first day of each Plan Year.

(2)            ☐ the first day of each Plan Year and the date six months later.

(3)            ☐ the first day of each Plan Year and the first day of the fourth, seventh, and tenth months.

(4)           ☒ the first day of each month.

1.04    COMPENSATION

For purposes of determining Contributions under the Plan, Compensation shall be as defined in Section 2.01(a)(6), but excluding (check the appropriate box(es)):

(a)	☒	Overtime Pay.

(b)	☐	Bonuses.	Effective date:		4/1/03
			Authorized signer:		/s/ Linda Croft
(c)	☒	Commissions.	Date:	1/30/03

(d)	☒	The value of a qualified or a non-qualified stock option granted to an
Employee by the Employer to the extent such value is includable in the
Employee’s taxable income.

(e)	☐	No exclusions.

1.05   CONTRIBUTIONS

(a)                               Deferral Contributions The Employer shall make a Deferral Contribution in accordance with Section 4.01 on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the Plan Year (or portion of the Plan Year) in question, not to exceed ~~15~~ 25% of 50% Compensation for that Plan Year.

		Effective Date:	4/1/03
		Authorized Signer:	/s/ Linda Croft
Effective: January 1, 2000		Date:	1/30/03
Authorized Signer:	/s/ Sue Flores
Date: 12/9/99

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3

AMENDMENT TO THE

MICROCHIP TECHNOLOGY INCORPORATED
SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Microchip Technology INC. (the “Employer”) adopted the Microchip Technology INC. Supplemental Retirement Plan (the “Plan”) through adoption of the Fidelity Investments CORPORATEplan for Retirement Select Plan Basic Plan Document and Amendments (“the Basic Plan Document”), effective as of January 1, 1997, for which Fidelity Management Trust Company (the “Trustee”) serves as trustee of the trust established to hold Plan assets (the “Trust”); and

WHEREAS, the Employer desires to amend the Plan as follows effective January 1, 2004.

1. Article 7 is amended by deleting Section 7.08 - Unscheduled Withdrawal Right.

In witness whereof, the Employer has signed this instrument this   13th   day of November, 2003.

Microchip Technology INC.

By:	/s/ Linda Croft

Title: Manager, Employee Benefits